UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 15, 2017

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36576 (Commission File Number)	20-0198082 (I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd., Suite 250 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 15, 2017, Marinus Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC, related to an underwritten offering of 9,333,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The public offering price for the Common Stock is $3.75 per share. The Company expects to receive net proceeds of approximately $32.8 million from the sale of the Common Stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by it. In addition, under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 1,400,000 shares of Common Stock.

The Securities will be issued pursuant to a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on August 25, 2015 (File No. 333- 206351). The Company expects that the closing of the sale of the Common Stock will take place on September 19, 2017, subject to the satisfaction of customary closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Duane Morris LLP relating to the validity of the Common Stock to be issued in the offering is attached as Exhibit 5.1 hereto.

Item 8.01.                                        Other Events.

The Company issued press releases on September 14, 2017 and on September 15, 2017 announcing the commencement and pricing of the sale of the Common Stock, respectively. The full texts of the press releases are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of September 15, 2017, between the Company and JMP Securities LLC, as the Representative of the several underwriters

5.1	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

99.1	Press Release dated September 14, 2017

99.2	Press Release dated September 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  September 15, 2017